PRICING SUPPLEMENT NO. 47A                                       Rule 424(b)(3)
DATED:   January 12, 2005                                  File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:  $9,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:  2/1/2005  Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date:  2/1/2007        CUSIP#: 073928J53

Option to Extend Maturity:      No    [x]
                                Yes   [ ]       Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 2.61%            Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.02%

*     On the 1st of each month prior to Maturity.

**    On the 1st of each month, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.